Exhibit 95.1

MINE SAFETY DISCLOSURES

The following disclosures are provided pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) and Item 104 of Regulation S-K, which requires certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934, as amended, that operate mines regulated under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

Mine Safety Information

Whenever the Federal Mine Safety and Health Administration (“MSHA”) believes a violation of the Mine Act, any health or safety standard or any regulation has occurred, it may issue a citation which describes the alleged violation and fixes a time within which the U.S. mining operator must abate the alleged violation. In some situations, such as when MSHA believes that conditions pose a hazard to miners, MSHA may issue an order removing miners from the area of the mine affected by the condition until the alleged hazards are corrected. When MSHA issues a citation or order, it generally proposes a civil penalty, or fine, as a result of the alleged violation, that the operator is ordered to pay. Citations and orders can be contested and appealed, and as part of that process, may be reduced in severity and amount, and are sometimes dismissed. The number of citations, orders and proposed assessments vary depending on the size and type (underground or surface) of the mine as well as by the MSHA inspector(s) assigned.

The following table includes information required by the Act for the three months ended March 31, 2021.

APi Construction

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
Tilden Mine/2000422	0	0	0	0	0	0	0	No	No	0	0	0
Solvay Soda Ash/4801295	0	0	0	0	0	0	0	No	No	0	0	0

Davis Ulmer Sprinkler Company

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
US Salt – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill – Watkins Glen	0	0	0	0	0	0	0	No	No	0	0	0
Cargill - Lansing	0	0	0	0	0	0	0	No	No	0	0	0

The Jamar Company

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
Keetac/ 2103352	0	0	0	0	0	0	0	No	No	0	0	0
Minorca/ 2102449	0	0	0	0	0	0	0	No	No	0	0	0

Northland Constructors

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
HP 400/2101302	0	0	0	0	0	0	0	No	No	0	0	0
Omnicone/2102782	0	0	0	0	0	0	0	No	No	0	0	0
GP500/2102999	0	0	0	0	0	0	0	No	No	0	0	0
Sparkle Wash/2103460	0	0	0	0	0	0	0	No	No	0	0	0
Argo/2103719	0	0	0	0	0	0	0	No	No	0	0	0
Grayhawk HP400/2103843	0	0	0	0	0	0	0	No	No	0	0	0
Rental/2103893	0	0	0	0	0	0	0	No	No	0	0	0
C2027	0	0	0	0	0	0	0	No	No	0	0	0

Viking Automatic Sprinkler

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
US Steel – MinnTac	0	0	0	0	0	0	0	No	No	0	0	0
US Steel – KeeTac	0	0	0	0	0	0	0	No	No
Cleveland Cliffs – Eveleth pit and Forbes Pellet Plant	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – NorthShore Mining, Silver Bay Pellet Plant and Babbitt pit	0	0	0	0	0	0	0	No	No	0	0	0
ArcelorMittal Minorca Mine – pit/ plant	0	0	0	0	0	0	0	No	No	0	0	0
Cleveland Cliffs – Hibbing Taconite	0	0	0	0	0	0	0	No	No	0	0	0

Western States Fire Protection

Three Months Ended March 31, 2021
Operation / MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Mining-Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(c) (Yes/No)	Received Notice of Potential to Have Pattern Under Section 104(c) (Yes/No)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of the End of the Period (#)
Pend Oreille Mine/4500366	0	0	0	0	0	0	0	No	No	0	0	0
Freeport-McMoRan Morenci Inc./0200024	0	0	0	0	0	0	0	No	No	0	0	0